As filed with the Securities and Exchange Commission on August 10, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SEPRACOR INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-2536587
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

84 Waterford Drive
Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

2000 Stock Incentive Plan

(Full Title of the Plan)

Andrew I. Koven, Esq.

Executive Vice President, General Counsel and Corporate Secretary

Sepracor Inc.

84 Waterford Drive

Marlborough, MA 01752

(Name and Address of Agent For Service)

(508) 481-6700

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximu offering price per share(2)	Proposed maximu aggregate offering price	Amount of registration fee
Common Stock, $0.10 par value per share (including the associated Preferred Stock Purchase Rights)	2,000,000 shares	$29.70	$59,400,000	$1,824

(1)             Represents additional shares of Sepracor Inc. common stock, par value $0.10 per share (the “Common Stock”), to be issued pursuant to the Sepracor 2000 Stock Incentive Plan.  In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)             Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the Nasdaq Global Select Market on August 8, 2007.

STATEMENT OF INCORPORATION BY REFERENCE

Except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of the registration statements on Form S-8, File No. 333-58368, File No. 333-100887, File No. 333-112748, and File No. 333-130368, and File No. 333-138815, relating to the Registrant’s 2000 Stock Incentive Plan (the “Plan”), in connection with an increase from 11,500,000 to 13,500,000 in the number of share’s of the Registrant’s Common Stock that may be issued under the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits

      The exhibits filed as part of this Registration Statement are as follows:

Exhibit Number	Description
4.1(1)	Restated Certificate of Incorporation of the Registrant, as amended
4.2(1)	Amended and Restated By-Laws of the Registrant
4.3(2)	Rights Agreement dated June 3, 2002 between the Registrant and EquiServe Trust Company, N.A., as rights agent
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm
24	Power of Attorney (included in the signature pages of this Registration Statement)

(1)             Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 0-19410) and incorporated herein by reference.

(2)             Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed on June 4, 2002 (File No. 0-19410) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Marlborough, Commonwealth of Massachusetts, on the 10th day of August 2007.

SEPRACOR INC.

By:	/s/ DAVID P. SOUTHWELL
David P. Southwell
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Sepracor Inc. hereby severally constitute Adrian Adams, David P. Southwell and Robert F. Scumaci, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Sepracor Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ADRIAN ADAMS	President, Chief Executive Officer	August 10, 2007
Adrian Adams	and Director (Principal Executive Officer)

/s/ DAVID P. SOUTHWELL	Executive Vice President and Chief Financial	August 10, 2007
David P. Southwell	Officer (Principal Financial Officer)

/s/ ROBERT F. SCUMACI	Executive Vice President, Corporate	August 10, 2007
Robert F. Scumaci	Finance, Administration and Technical Operations (Principal Accounting Officer)

/s/ TIMOTHY J. BARBERICH	Executive Chairman and Director	August 10, 2007
Timothy J. Barberich

	Director	August 10, 2007
James G. Andress

/s/ DIGBY W. BARRIOS	Director	August 10, 2007
Digby W. Barrios

/s/ ROBERT J. CRESCI	Director	August 10, 2007
Robert J. Cresci

/s/ JAMES F. MRAZEK	Director	August 10, 2007
James F. Mrazek

/s/ TIMOTHY J. RINK	Director	August 10, 2007
Timothy J. Rink

	Director	August 10, 2007
Alan A. Steigrod

Exhibit Index

Exhibit Number	Description
4.1(1)	Restated Certificate of Incorporation of the Registrant, as amended
4.2(1)	Amended and Restated By-Laws of the Registrant
4.3(2)	Rights Agreement dated June 3, 2002 between the Registrant and EquiServe Trust Company, N.A., as rights agent
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm
24	Power of Attorney (included in the signature pages of this Registration Statement)

(1)             Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 0-19410) and incorporated herein by reference.

(2)             Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed on June 4, 2002 (File No. 0-19410) and incorporated herein by reference.